Exhibit 99.1

Ascential Software Reports Second Quarter Revenue of $64.7 Million

WESTBORO, Mass., July 21, 2004 — Ascential Software Corporation (NASDAQ: ASCL), the enterprise data integration leader, today announced results for the second quarter ended June 30, 2004, consistent with preliminary results announced July 6, 2004.

On a GAAP basis, second quarter 2004 revenue was $64.7 million, up 62 percent from $39.9 million in the second quarter of 2003. License revenue was $25.0 million in the second quarter of 2004, up 19 percent from $21.0 million of license revenue reported in the second quarter of last year. Net income was $1.2 million, or $0.02 per share, diluted, for the second quarter of 2004, compared with net income of $0.7 million, or $0.01 per share, in the second quarter of 2003.

On a pro forma basis, as described below, net income was $2.7 million, or $0.05 per share, diluted, in the second quarter of 2004, compared with a pro forma net income of $3.0 million, or $0.05 per share, in the second quarter of 2003.

“Ascential continues to make progress in a challenging and highly disciplined information technology spending environment, although our second quarter results were disappointing,” commented Peter Gyenes, Ascential Software chairman and chief executive officer. “We believe that data integration is increasingly being recognized for its strategic business impact and is therefore growing in importance within enterprise IT initiatives. Our company fundamentals remain solid and we are pleased with our win rates, as the differentiation of our end-to-end approach and platform for data integration continues to prove itself. The continued growth in our services revenue, especially in professional services, is reflective of the increasing customer adoption and expanded deployment of our offerings.

“The completeness of the enterprise data integration capability we bring to market today resonates well with the desire of customers to rely on fewer strategic vendors who offer broader solution sets, and we believe our unique offering will continue to drive increased adoption of our approach.”

At June 30, 2004, the company had $471.0 million in cash, cash equivalents and short-term investments. The major components of cash outflows during the quarter included $31.6 million for repurchase of common stock, $5.8 million of legacy expenses and tax payments related to the sale of the database business and $3.7 million of cash outflows associated with the acquisition of Mercator Software, Inc. on September 12, 2003. Excluding these items, the company was cash flow positive.

Second Quarter 2004 Highlights:

•	Signed 71 new customers and expanded its presence with 159 existing customers, including project deployments with: ABN Amro, Acxiom, Bank Indonesia, BNP Paribas, Bombardier, Broward County, Brown Shoe, China Mobile, China Unicom, Churchill Downs, Citrix Systems, Countrywide Financial, the General Services Administration, GlobalCare Inc., Harley-Davidson, H. Lee Moffitt Cancer Center and Research Institute, Highmark Blue Cross Blue Shield, Houston Metro Transit, Marshall & Ilsley, Navigant International, npower, Owens Corning, Pfizer, Ryan Beck & Company, the State of New Jersey, Smead Manufacturing, Solucient LLC, Standard Chartered Bank, United Supermarkets, U.S. Foodservice, Verizon, the Virginia Department of Transportation and Weyerhaeuser.

•	Launched version 7.5 of the Ascential Enterprise Integration Suite™. Version 7.5 delivers increased levels of integration and significant new functionality and technology innovations including: high-availability for 7x24 operations through advanced clustering support; further performance and scalability improvements through support for 64-bit Itanium-based platforms; enhanced interoperability between Ascential DataStage™ TX, Ascential DataStage™, Ascential QualityStage™ and Ascential RTI™; and improved flexibility with broader connectivity to mainstream ERP and CRM applications through certifications for Oracle 10g, Teradata V2R5.1 and SAP R/3, SAP BW, and SAP XI.

These capabilities combine to increase the value businesses can derive from their data and further delivers on Ascential Software’s commitment to provide reliable, comprehensive solutions consisting of powerful components that function independently or in unison as part of an integrated suite.

•	Strengthened and expanded its strategic alliance with IBM, as highlighted by milestones including the following:

º	Significant new wins and expansion into existing accounts with IBM Software Group as well as IBM Business Consulting Services (BCS) including sales to Brake Brothers Ltd., Columbia House, Helsana, IZBSoft, Freddie Mac and Wachovia.

º	IBM participated extensively in Ascential Software’s Industry Analyst Conference in May, with executives from IBM BCS and IBM’s Software Group sitting on Ascential Software’s strategic partner panel, and with separate representation of IBM as a customer highlighting their internal deployment of the Ascential Suite by the Office of the CIO.

º	Ascential Software expanded its strategic alliance with the IBM Software Group through two new joint agreements:

•	Data Management entered into an agreement with Ascential Software to use Ascential DataStage as a key component of its Data Management Competitive Migration Service to help make porting to DB2 easier, faster and more cost effective. (See June 2, 2004 press release).

•	Ascential Software entered into an OEM software agreement with the IBM Data Management Group to expand Ascential Software’s mainframe connectivity with an Ascential specific version of DB2 Information Integrator Classic Federation and Event Publisher for z/OS in the Ascential Software product offering. This new agreement provides for greater joint selling opportunity with the IBM Software Group in selling leading mainframe connectivity solutions. As the leader in mainframe machines, operating systems and database software, IBM has been positioning Ascential Software for mainframe data integration for years, with products such as DataStage EE MVS, which run the entire Extract, Transform and Load process on the mainframe. DB2II Classic Federation and Event Publisher will complement and extend the joint mainframe capabilities with solutions that allow mainframe transactions to be the catalyst of data integration jobs.

º	Expanded the base of IBM customer facing personnel trained on Ascential Software products to over 1,300 sales and service people worldwide.

•	Continued to leverage the new PeopleSoft OEM relationship, with significant upselling into the PeopleSoft customer base with sales of the complete Ascential Enterprise Integration Suite or multiple components of the suite to a number of new corporate customers and government agencies, including Brown Shoe, Countrywide Financial, Smead Manufacturing, Verizon, and one of the federal government intelligence agencies.

•	Increased activity levels with global and regional systems integrators including conducting joint marketing campaigns, webinars, lunch and learn sessions and technical training of the integrators’ professional staff. Significant customer wins with global systems integrators including Accenture, Bearing Point, CSC, Deloitte Consulting, EDS, IBM Business Consulting Services and WIPRO, as well as with a number of regional integrators.

•	Increased visibility and broader recognition among the industry analyst community:

º	Technology research and advisory firm Forrester Research in its June 2004 report, “The ETL Tool Market is Back And Growing,” reported that Ascential Software posted the largest gain in ETL market share growth, increasing from 11.85 percent in 2002 to 14.43 percent in 2003, more than any other “high-market segment” ETL provider.

º	Competitive intelligence firm Current Analysis updated its assessment of the company with a continuation of their positive rating in the Momentum and Vision categories, and advised companies seeking a complete data integration solution to include Ascential Software in their evaluations. Current Analysis commented that Ascential Software has a unified product set, compelling marketing messages, consistent product branding, and enhanced ability to deliver a comprehensive data integration solution. (See press release of April 6, 2004, citing report published March 9, 2004).

º	Current Analysis also evaluated Ascential QualityStage and concluded that it delivers end-user advantage by providing a wide range of data cleansing, standardization and matching name-and-address data in batch mode or in real-time. Current Analysis noted that Ascential QualityStage supports on-demand data integration, delivering superior quality across transactional, operational and analytical data — regardless of the response time, volume, application and data type or source.

º	META Group, a leading provider of information technology research, advisory services, and strategic consulting, named Ascential Software among the leaders in the growing extract-transform-load (ETL) middleware market in the ETL METAspectrum Market Summary, published April 12, 2004. The report states that “the company already benefits from superb technological coverage, strong financial viability and growth, personnel experience, and leading industry awareness and customer perception.” Ascential’s strengths, according to META Group, include Vision/Strategy, Awareness/Reputation, Investments in ETL-related Offerings, Market Share, and Technology/Products. According to META Group, Leaders in the ETL market have stable, mature products with a broad array of capabilities, including data sourcing and targeting options, seamless access to mainframe data, robust developer environments, and job parallelization.

º	IDC, a premier global market intelligence and advisory firm, named Ascential Software to its Software Leadership Council. Membership is by invitation only and is limited to what IDC considers to be the thought leaders of the industry’s most significant software companies. IDC cited Ascential Software’s contributions and presence in the data integration market as primary reasons for including the company. Notable achievements cited by IDC include consistent development of the Ascential Enterprise Integration Suite to include essential functionality such as data profiling, quality and transformation; parallel execution; and on-demand integration.

•	Named by SD Times, the software development industry’s newspaper of record, to the second annual “SD Times 100” list of software development leaders and innovators. SD Times said Ascential Software’s “innovative thinking redefines fast solutions for extract-transform-load” solutions.

Outlook and Guidance

For the full year 2004, the company anticipates revenue in the range of $255 million to $265 million, barring unforeseen circumstances. The company is currently anticipating third quarter revenue of between $63 million and $65 million. Costs and expenses are expected to be approximately the same as in the second quarter. Included in those expenses are amortization of purchased intangibles and stock-based compensation, estimated at $2.5 million per quarter, and legacy expenses related to divested business operations, estimated to be less than $0.5 million per quarter, barring unforeseen circumstances. Interest income, based on recent interest rates and expected cash balances, is expected to be approximately $1.9 million in the third quarter. The tax rate for 2004 is expected to be between 30% and 33%, barring unforeseen circumstances.

“We are seeing strong demand for our enterprise data integration solutions, as measured by the continuing growth in our pipeline of opportunities,” said Pete Fiore, president of Ascential Software. “We believe Ascential’s differentiated and proven end-to-end approach, further evidenced by our recently launched Version 7.5 of the Ascential Enterprise Integration Suite, as well as our leapfrog release, codenamed “Hawk,” to be previewed at Ascential World in October, will continue to drive new benefits and utility for our customers. As a result, we’ve continued the investment to expand our sales, services and product development resources, along with our marketing activities. We believe our resource levels now will help offset the effects of the unpredictable sales cycles we are experiencing in the current environment and position Ascential Software to better capitalize on the uniquely strong solution we provide to the growing strategic enterprise issues of data integration.”

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charges associated with the amortization of purchased intangibles and stock-based compensation. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; amortization of stock-based compensation; non-recurring acquisition-related transition expenses, net of any associated credits; and revenue, expenses and other items related to divested business operations and a litigation settlement.

Conference Call

Management will host a conference call at 5:00 PM (EST) today to discuss the company’s operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential Software web site at www.ascential.com/investors.

Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (866) 457-5714 beginning about two hours after the call ends.

About Ascential Software

Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Enterprise Integration Suite to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (508-366-3888 if calling from outside the US or Canada) or visit the Ascential Software website at http://www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, future results and prospects for achievement; anticipated revenue and other financial results; expected costs and expenses; expected interest income; 2004 tax rate; service revenue growth; the information technology spending environment and the company’s markets; impact and importance of data integration; customer preferences and adoption rates; impact of strategic alliances and partner relationships; the functionality, characteristics, quality and performance capabilities of the company’s products and technology; results achievable and benefits attainable through deployment of the company’s products and provision of services; the company’s product roadmap; and the usefulness of pro forma results. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “intends” or “estimates,” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter-end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; impact of product line divestitures; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. The financial measures discussed in this release also involve risks and uncertainties and are subject to final audited results for the period or periods covered. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company’s most recent quarterly report on Form 10-Q. The forward-looking statements and financial measures contained herein represent the judgment of Ascential Software, as of the date of this release, and Ascential Software disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential’s expectations with regard thereto or any change in events, conditions, and circumstances on which such statements are based. Ascential Software is not responsible for statements attributed to third parties within this release or in any materials referenced herein. Partnerships described herein shall be deemed to be strategic alliances only, and shall not imply the power of either partner to bind the other partner or to incur obligations on behalf of the other partner.

© 2004 Ascential Software Corporation. All rights reserved. Ascential, Ascential Enterprise Integration Suite, DataStage, Ascential DataStage, Ascential QualityStage, and Ascential RTI are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt Ascential Software Corporation (508) 599-7256 chas.kielt@ascential.com Kristina White Porter Novelli (617) 897-8200 kristina.white@porternovelli.com	David Roy Ascential Software Corporation (508) 599-7290 david.roy@ascential.com Gordon McCoun/Julie Prozeller Financial Dynamics (212) 850-5600 gmccoun@fd-us.com jprozeller@fd-us.com

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,			Three Months Ended June 30,
	2004			2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUES
Licenses	$24,968	$—	$24,968	$21,016	$—	$21,016
Services	39,766	—	39,766	18,913	(81)	18,832

	64,734	—	64,734	39,929	(81)	39,848

COSTS AND EXPENSES
Cost of licenses	4,218	(1,462)	2,756	3,353	(1,113)	2,240
Cost of services	17,183	(528)	16,655	8,828	(243)	8,585
Sales and marketing	27,445	(57)	27,388	16,849	—	16,849
Research and development	9,993	(54)	9,939	5,510	—	5,510
General and administrative	5,188	764	5,952	6,962	(1,583)	5,379
Merger, realignment and other charges	856	(856)	—	432	(432)	—

	64,883	(2,193)	62,690	41,934	(3,371)	38,563

Operating income (loss)	(149)	2,193	2,044	(2,005)	3,290	1,285
OTHER INCOME (EXPENSE)
Interest income	1,989	—	1,989	2,903	—	2,903
Interest expense	(44)	—	(44)	(7)	—	(7)
Other, net	(64)	—	(64)	102	—	102

INCOME BEFORE INCOME TAXES	1,732	2,193	3,925	993	3,290	4,283
Income tax expense	520	658	1,178	298	987	1,285

NET INCOME	$1,212	$1,535	$2,747	$695	$2,303	$2,998

NET INCOME PER SHARE
Basic	$0.02		$0.05	$0.01		$0.05

Diluted	$0.02		$0.05	$0.01		$0.05

SHARES USED IN PER SHARE CALCULATIONS
Basic	59,233		59,233	58,009		58,009

Diluted	60,753		60,753	59,059		59,059

(1)	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	June 30, 2004	June 30, 2003
Net income, GAAP	$1,212	$695
Mercator transition costs	31	—
Database transaction and transition costs/(benefit)	(286)	866
Amortization of acquired intangibles	2,227	1,273
Stock based compensation charges	221	—
Litigation settlement costs	—	1,125
Content management activity, net	—	26
Income tax benefit	(658)	(987)

Pro forma adjusted net income	$2,747	$2,998

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,			Six Months Ended June 30,
	2004			2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUES
Licenses	$49,588	$—	$49,588	$40,186	$—	$40,186
Services	76,535	—	76,535	35,039	(176)	34,863

	126,123	—	126,123	75,225	(176)	75,049

COSTS AND EXPENSES
Cost of licenses	7,974	(2,925)	5,049	6,954	(2,226)	4,728
Cost of services	32,407	(1,122)	31,285	16,075	(497)	15,578
Sales and marketing	52,739	(194)	52,545	33,544	—	33,544
Research and development	19,542	(122)	19,420	10,880	—	10,880
General and administrative	11,843	(385)	11,458	13,371	(2,908)	10,463
Merger, realignment and other charges	856	(856)	—	432	(432)	—

	125,361	(5,604)	119,757	81,256	(6,063)	75,193

Operating income (loss)	762	5,604	6,366	(6,031)	5,887	(144)
OTHER INCOME (EXPENSE)
Interest income	4,068	—	4,068	6,215	—	6,215
Interest expense	(101)	—	(101)	(30)	—	(30)
Other, net	420	—	420	76	—	76

INCOME BEFORE INCOME TAXES	5,149	5,604	10,753	230	5,887	6,117
Income tax expense	1,545	1,681	3,226	69	1,767	1,836

NET INCOME	$3,604	$3,923	$7,527	$161	$4,120	$4,281

NET INCOME PER SHARE
Basic	$0.06		$0.13	$0.00		$0.07

Diluted	$0.06		$0.12	$0.00		$0.07

SHARES USED IN PER SHARE CALCULATIONS
Basic	59,723		59,723	57,942		57,942

Diluted	61,936		61,936	58,671		58,671

(1)	The following table summarizes the adjustments for the respective periods presented:

	Six Months Ended	Six Months Ended
	June 30, 2004	June 30, 2003
Net income, GAAP	$3,604	$161
Mercator transition costs	568	—
Database transaction and transition costs	104	2,095
Amortization of acquired intangibles	4,500	2,618
Stock based compensation charges	432	—
Litigation settlement costs	—	1,125
Content management activity, net	—	49
Income tax benefit	(1,681)	(1,767)

Pro forma adjusted net income	$7,527	$4,281

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$148,366	$202,568
Short-term investments	322,591	313,681
Accounts receivable, net	46,240	42,034
Other current assets	19,730	23,311

Total current assets	536,927	581,594
Property and equipment, net	10,858	11,186
Software costs, net	15,422	14,794
Long-term investments	2,176	2,301
Goodwill and intangible assets, net	343,244	344,190
Deferred income taxes	903	1,392
Other assets	10,291	10,622

Total Assets	$919,821	$966,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$13,094	$16,878
Accrued expenses	16,254	14,433
Accrued employee compensation	14,766	24,207
Income taxes payable	52,468	62,327
Accrued merger, realignment and other charges	39,721	46,705
Deferred income taxes	531	594
Deferred revenue	43,786	41,106
Other current liabilities	5,552	1,585

Total current liabilities	186,172	207,835
Lease obligations	353	558

Total Liabilities	186,525	208,393
Total Stockholders’ Equity	733,296	757,686

Total Liabilities and Stockholders’ Equity	$919,821	$966,079